Exhibit 99.2

Contact:	FOR RELEASE:
Doug Bettisworth	April 27, 2026
Vice President, Corporate Finance
(310) 481-8585

KILROY REALTY CORPORATION REPORTS
FIRST QUARTER FINANCIAL RESULTS
---------------
LOS ANGELES, April 27, 2026 - Kilroy Realty Corporation (NYSE: KRC) (“Kilroy” or the “Company”)
today reported financial results for the first quarter ended March 31, 2026.
“I am pleased to report on a remarkably strong quarter of execution across all facets of our business. First-
quarter leasing activity, which totaled 568,000 square feet, represented the Company’s strongest first-quarter performance since 2017, as we continued to capitalize on accelerating momentum across the West Coast,”
said Angela Aman, Chief Executive Officer. “In addition, we remained active on the capital allocation front, selling approximately $350 million of non-core and non-strategic properties year-to-date, while prudently allocating capital to debt repayments, opportunistic share repurchases, and a substantially pre-leased development project in one of the Company’s best-performing submarkets.”
Financial Results
•Revenues of $270.1 million for the quarter ended March 31, 2026, as compared to $270.8 million for the quarter ended March 31, 2025
•Net loss available to common stockholders of $(19.3) million, or $(0.16) per diluted share, for the quarter ended March 31, 2026, as compared to Net income available to common stockholders of
$39.0 million, or $0.33 per diluted share, for the quarter ended March 31, 2025
•Funds from operations (“FFO”) of $108.8 million, or $0.91 per diluted share, for the quarter ended
March 31, 2026, as compared to $122.3 million, or $1.02 per diluted share, for the quarter ended
March 31, 2025
Leasing and Occupancy
•Stabilized Portfolio was 77.6% occupied and 82.3% leased at March 31, 2026, representing 470 basis points of leases signed but not yet commenced
◦Excluding Kilroy Oyster Point Phase 2 (“KOP 2”), the Stabilized Portfolio was 81.5%
occupied and 84.3% leased at March 31, 2026, representing 280 basis points of leases signed but not yet commenced
•During the quarter, signed approximately 568,000 square feet of leases
◦Leasing activity was comprised of 406,000 square feet of new leasing on previously vacant space, 80,000 square feet of new leasing on currently occupied space, and 82,000 square feet of renewal leasing

▪New leasing on vacant space included an approximately 145,000-square-foot development lease with Cooley LLP, a global law firm. See “Joint Venture
Formation” section below for additional details
▪Leasing activity during the quarter included approximately 70,000 square feet of short-term leasing
•GAAP and cash rents on leases signed during the quarter decreased (10.6)% and (16.8)%, respectively, from prior levels on Second Generation leasing, excluding short-term leasing
◦Excluding leases signed on space vacant for more than 12 months, GAAP and cash rents on leases signed during the quarter increased 19.2% and 5.2%, respectively
Capital Recycling Activity
•In January, completed the sale of Kilroy Sabre Springs, an approximately 428,000-square-foot, three-building campus in the I-15 Corridor submarket of San Diego, for gross sales proceeds of
$124.5 million
•In March, completed the sale of Del Mar Tech Center, an approximately 39,000-square-foot office property in the Del Mar submarket of San Diego, for gross sales proceeds of $21.0 million
•During the first quarter, entered into an agreement to sell the 200-unit Columbia Square Living residential tower and the 193-unit Jardine residential tower in the Hollywood submarket of Los
Angeles and classified the properties as Held for Sale. The sale closed in April for gross sales proceeds of $202.0 million
Common Stock Repurchases
•During the quarter, repurchased approximately 2.4 million shares of common stock at a weighted average price of $30.80 per common share for an aggregate purchase price of $72.7 million
Joint Venture Formation
•In February, acquired an interest in 1900 Broadway, a fully-entitled land site in Downtown Redwood
City capable of supporting a 251,000-square-foot office building. Concurrent with closing, signed a
20-year lease with Cooley LLP for 145,000 square feet, bringing the project to 58% pre-leased. Total project costs are expected to range from $330.0 million to $350.0 million. Construction is anticipated to commence in 2027, with delivery scheduled for 2030, at which time the Company’s ownership interest is expected to be 97%
Dividend
•The Board declared and paid a regular quarterly cash dividend on its common stock of $0.54 per share, equivalent to an annual rate of $2.16 per share. The dividend was paid on April 8, 2026 to stockholders of record on March 31, 2026 (the ex-dividend date)
Recent Developments
•In April, repaid the outstanding $50.0 million of 4.300% Private Placement Senior Notes Series A due July 2026, at par

Net Income Available to Common Stockholders / FFO Guidance
The Company is updating Nareit-defined FFO per share guidance for the full year 2026 to $3.49 to $3.63 per diluted share, from the previous range of $3.25 to $3.45. The table below reflects key assumptions for
2026 guidance.

Key Assumptions	February 2026 Assumptions	April 2026 Assumptions
Average full year occupancy	76.0% to 78.0%	76.5% to 78.0%
Average full year occupancy excluding KOP 2	80.0% to 81.5%	80.5% to 81.5%
Same Property Cash Net Operating Income (“NOI”) growth (1) (2)	(1.50%) to 0.00%	0.25% to 1.25%
NOI from Development Properties (3)	$(23.5) to $(25.0) million	$(22.5) to $(24.0) million
Non-Cash GAAP NOI adjustments (1) (4)	$12.0 to $14.0 million	$13.0 to $15.0 million
GAAP lease termination fee income	$3.0 to $4.5 million	No change
General and administrative and Leasing costs	$(89.0) to $(91.0) million	$(87.5) to $(89.5) million
Interest income	$2.0 to $3.0 million	No change
Gross interest expense	$(212.0) to $(214.0) million	$(208.0) to $(209.5) million
Capitalized interest (5)	$32.0 to $34.0 million	$48.5 to $49.5 million
Total development spending (6)	$150.0 to $200.0 million	No change
Operating property dispositions	+/- $300.0 million	$347.5 to $500.0 million

	Full Year 2026 Range as of February 2026		Full Year 2026 Range as of April 2026
	Low End	High End	Low End	High End
	$ and shares/units in thousands, except per share/unit amounts
Net income available to common stockholders per share - diluted	$0.59	$0.79	$0.08	$0.22

Weighted average common shares outstanding - diluted (7)	120,100	120,100	118,100	118,100

Net income available to common stockholders	$70,800	$95,040	$9,055	$25,743
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	300	300	300	300
Net income attributable to noncontrolling interests in consolidated property partnerships	17,000	17,000	17,000	17,000
Depreciation and amortization of real estate assets	342,000	342,000	379,400	379,400
Gain on sale of depreciable operating property	(8,200)	(8,200)	(23,525)	(23,525)
Impairment of real estate assets	—	—	61,778	61,778
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(28,000)	(28,000)	(28,000)	(28,000)
Funds From Operations (1)	$393,900	$418,140	$416,008	$432,696

Weighted average common shares/units outstanding – diluted (8)	121,200	121,200	119,200	119,200

Nareit Funds From Operations per common share/unit – diluted (1)	$3.25	$3.45	$3.49	$3.63

 ________________________
(1)For additional information, please refer to pages 36-38 “Non-GAAP Supplemental Measures” of the Company’s Supplemental Financial Report furnished on
Form 8-K for management statements on the Company’s non-GAAP measures.
(2)Increase in guidance range includes $5.9 million in settlement income received in Q2 2026.
(3)NOI from Development Properties is primarily comprised of carry costs associated with Company’s KOP 2 and Flower Mart projects. Guidance now assumes the continued capitalization of the Company’s Flower Mart project through December 2026, previously assumed to be June 2026.
(4)Non-Cash GAAP NOI adjustments include the following items: Amortization of deferred revenue related to tenant-funded tenant improvements, Straight-
line rents, net, Amortization of net below market rents, and Lease related adjustments and other.
(5)Capitalized interest guidance now assumes the continued capitalization of the Company’s Flower Mart project through December 2026, previously assumed to be June 2026.
(6)Total development spending includes recently stabilized, in-process, and future development projects.
(7)Calculated based on estimated weighted average shares outstanding, including non-participating share-based awards and the dilutive impact of contingently issuable shares.
(8)Calculated based on the weighted average shares outstanding, including participating and non-participating share-based awards, and the dilutive impact of contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding. Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.

The Company’s guidance estimates for the full year 2026, and the reconciliation of Net income available to common stockholders per share - diluted and FFO per share and unit - diluted included within this press release, reflect management’s views on current and future market conditions, including assumptions with respect to rental rates, occupancy levels, and the earnings impact of the events referenced in this press release.  These guidance estimates do not include the impact on the Company’s operating results from any events outside of the Company’s control, as the timing and magnitude of any such events are not known at the time the Company provides guidance. There can be no assurance that the Company’s actual results will not differ materially from these estimates.
Conference Call and Audio Webcast
The Company’s management will discuss first quarter results and the current business environment during the Company’s April 28, 2026 earnings conference call. The call will begin at 10:00 a.m. Pacific Time and last approximately one hour. To participate and obtain conference call dial-in details, register by using the following link, https://events.q4inc.com/analyst/264481752?pwd=Vl5fneFS. Those interested in listening via the Internet can access the conference call at https://events.q4inc.com/attendee/264481752. It may be necessary to download audio software to hear the conference call.
About Kilroy Realty Corporation
Kilroy is a leading U.S. landlord and developer, with operations in the San Francisco Bay Area, Los
Angeles, Seattle, San Diego, and Austin. The Company has earned global recognition for sustainability, building operations, innovation, and design. As a pioneer and innovator in the creation of a more sustainable real estate industry, the Company’s approach to modern business environments helps drive creativity and productivity for some of the world’s leading technology, media, life science, and professional services companies.
The Company is a publicly traded real estate investment trust (“REIT”) and member of the S&P MidCap
400 Index with more than seven decades of experience managing, developing, and acquiring office, life science, and mixed-use projects.
As of March 31, 2026, Kilroy’s stabilized portfolio totaled approximately 17.1 million square feet of primarily office and life science space that was 77.6% occupied and 82.3% leased. The Company also has
608 residential units in San Diego, with a quarterly average occupancy of 95.0%.
A Leader in Sustainability and Commitment to Corporate Social Responsibility
Kilroy has a longstanding commitment to sustainability and continues to be a recognized leader in our sector. For over a decade, the Company and its sustainability initiatives have been recognized with numerous honors, including earning the GRESB five star rating and being named a sector and regional leader in the Americas. Other honors have included the Nareit Leader in the Light Award, being listed on the Dow Jones Sustainability World Index, being named ENERGY STAR Partner of the Year, and receiving the ENERGY STAR highest honor of Sustained Excellence.
Kilroy is proud to have achieved carbon neutral operations across our portfolio since 2020. The Company also has a longstanding commitment to maintain high levels of LEED, Fitwell, and ENERGY STAR certifications across the portfolio.
Kilroy is committed to cultivating a company culture that makes a positive difference in our employees’
lives by focusing on development, celebrating our unique backgrounds, promoting employee health and wellness, and dedicating ourselves to being a responsible corporate citizen through our community service and philanthropic efforts.
More information is available at http://www.kilroyrealty.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities
Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-
looking statements are based on our current expectations, beliefs, and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends, and factors that are difficult to predict, many of which are outside of our control.
Accordingly, actual performance, results, and events may vary materially from those indicated or implied in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results, or events. Numerous factors could cause actual future performance, results, and events to differ materially from those indicated in the forward-looking statements, including, among others:
global market and general economic conditions, including actual and potential tariffs and periods of heightened inflation, and their effect on us and our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California, Texas, and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses, including bankruptcy, lack of liquidity or lack of funding, and the impact labor disruptions or strikes, such as episodic strikes in the media industry, may have on our tenants’ businesses; our ability to re-lease property at or above current market rates; reduced demand for office space, including as a result of remote working and flexible working arrangements that allow work from remote locations other than an employer's office premises; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service, and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; changes in interest rates and the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment, and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices, or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed, and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts;
delays or refusals in obtaining all necessary zoning, land use, and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement, and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or enactment or implementations of, tax laws or other applicable laws, regulations, or legislation, as well as business and consumer reactions to such changes;
risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers’ financial condition, and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; risks associated with climate change and our sustainability strategies, and our ability to achieve our sustainability goals; and our ability to maintain our status as a REIT. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2025, and our other filings with the Securities and
Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the dates on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information, or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

KILROY REALTY CORPORATION
SUMMARY OF QUARTERLY RESULTS
(unaudited; in thousands, except per share data)

	Three Months Ended March 31,
	2026	2025

Revenues	$270,053	$270,844

Net (loss) income available to common stockholders	$(19,267)	$39,008

Weighted average common shares outstanding – basic	117,637	118,195
Weighted average common shares outstanding – diluted	117,637	118,664

Net (loss) income available to common stockholders per share – basic	$(0.16)	$0.33
Net (loss) income available to common stockholders per share – diluted	$(0.16)	$0.33

Funds From Operations (1)(2)	$108,846	$122,310

Weighted average common shares/units outstanding – basic (3)	119,251	119,750
Weighted average common shares/units outstanding – diluted (4)	119,957	120,220

Funds From Operations per common share/unit – basic (2)	$0.91	$1.02
Funds From Operations per common share/unit – diluted (2)	$0.91	$1.02

Common shares outstanding at end of period	116,279	118,269
Common partnership units outstanding at end of period	1,134	1,151
Total common shares and units outstanding at end of period	117,413	119,420

	March 31, 2026	March 31, 2025
Stabilized office portfolio occupancy rates: (5)
San Francisco Bay Area	75.2%	86.8%
Los Angeles	74.8%	72.7%
Seattle	79.3%	78.6%
San Diego	84.6%	87.5%
Austin	83.2%	76.4%
Weighted average total	77.6%	81.4%

Total square feet of stabilized office properties owned at end of period: (5)
San Francisco Bay Area	6,437	6,171
Los Angeles	4,242	4,340
Seattle	2,997	2,996
San Diego	2,689	2,870
Austin	759	759
Total	17,124	17,136
________________________
(1)Reconciliation of Net (loss) income available to common stockholders to Funds From Operations available to common stockholders and unitholders and management statement on Funds From Operations are included after the Consolidated Statements of Operations.
(2)Reported amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.
(3)Calculated based on weighted average shares outstanding, including participating share-based awards (i.e., certain time-based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.
(4)Calculated based on weighted average shares outstanding, including participating and non-participating share-based awards, dilutive impact of contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding.
(5)Occupancy percentages and total square feet reported are based on the Company’s stabilized office portfolio for the periods presented.

KILROY REALTY CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited; in thousands)

	March 31, 2026	December 31, 2025
ASSETS
Real Estate Assets
Land	$1,730,514	$1,641,913
Buildings and improvements	9,011,023	8,505,486
Undeveloped land and construction in progress	1,585,042	2,387,742
Total real estate assets held for investment	12,326,579	12,535,141
Accumulated depreciation and amortization	(2,857,265)	(2,843,811)
Total real estate assets held for investment, net	9,469,314	9,691,330

Real estate and other assets held for sale, net	188,771	115,155
Cash and cash equivalents	192,904	179,316
Marketable securities	31,417	30,807
Current receivables, net	15,712	12,765
Deferred rent receivables, net	425,420	424,794
Deferred leasing costs and acquisition-related intangible assets, net	271,213	278,232
Right of use ground lease assets, net	127,834	128,116
Prepaid expenses and other assets, net	52,273	54,561
TOTAL ASSETS	$10,774,858	$10,915,076

LIABILITIES AND EQUITY
Liabilities:
Secured debt, net	$591,398	$592,685
Unsecured debt, net	3,997,993	3,996,774
Accounts payable, accrued expenses, and other liabilities	303,808	288,963
Ground lease liabilities	127,414	127,628
Accrued dividends and distributions	63,421	65,009
Deferred revenue and acquisition-related intangible liabilities, net	122,272	125,628
Rents received in advance and tenant security deposits	79,638	75,701
Liabilities related to real estate assets held for sale	—	4,945
Total liabilities	5,285,944	5,277,333

Equity:
Stockholders’ Equity
Common stock	1,163	1,184
Additional paid-in capital	5,161,140	5,230,747
Retained earnings	102,859	188,876
Total stockholders’ equity	5,265,162	5,420,807
Noncontrolling Interests
Common units of the Operating Partnership	51,328	51,911
Consolidated property partnerships	172,424	165,025
Total noncontrolling interests	223,752	216,936
Total equity	5,488,914	5,637,743
TOTAL LIABILITIES AND EQUITY	$10,774,858	$10,915,076

KILROY REALTY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands, except per share data)

	Three Months Ended March 31,
	2026	2025
Revenues
Rental income	$265,330	$266,244
Other property income	4,723	4,600
Total revenues	270,053	270,844

Expenses
Property expenses	59,283	58,714
Real estate taxes	28,782	28,365
Ground leases	3,187	3,020
General and administrative expenses	20,699	16,901
Leasing costs	3,010	2,873
Depreciation and amortization	94,344	87,119
Total expenses	209,305	196,992

Other Income (Expenses)
Interest income	954	1,134
Interest expense	(38,511)	(31,148)
Other income (expense)	389	(157)
Gains on sales of depreciable operating properties	23,525	—
Impairment of real estate assets	(61,778)	—
Total other expenses	(75,421)	(30,171)

Net (loss) income	(14,673)	43,681

Net loss (income) attributable to noncontrolling common units of the Operating Partnership	185	(375)
Net income attributable to noncontrolling interests in consolidated property partnerships	(4,779)	(4,298)
Total net income attributable to noncontrolling interests	(4,594)	(4,673)
Net (loss) income available to common stockholders	$(19,267)	$39,008

Weighted average shares of common stock outstanding – basic	117,637	118,195
Weighted average shares of common stock outstanding – diluted	117,637	118,664

Net (loss) income available to common stockholders per share – basic	$(0.16)	$0.33
Net (loss) income available to common stockholders per share – diluted	$(0.16)	$0.33

KILROY REALTY CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in thousands, except per share data)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net (loss) income	$(14,673)	$43,681
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization of real estate assets and leasing costs	92,885	85,735
Depreciation of non-real estate furniture, fixtures, and equipment	1,459	1,384
Revenues deemed uncollectible	358	621
Non-cash amortization of deferred revenue related to tenant-funded tenant improvements	(3,218)	(3,688)
Straight-line rents, net	(701)	4,613
Non-cash amortization of net below-market rents	(641)	(846)
Non-cash amortization of deferred financing costs and debt discounts	1,662	1,219
Non-cash amortization of share-based compensation awards	4,869	3,927
Amortization of right of use ground lease assets	282	273
Gains on sales of depreciable operating properties	(23,525)	—
Impairment of real estate assets	61,778	—
Net change in other operating assets	131	(21,886)
Net change in other operating liabilities	30,029	21,888

Net cash provided by operating activities	150,695	136,921

Cash flows from investing activities:
Expenditures for development and redevelopment properties and undeveloped land	(102,647)	(55,347)
Expenditures for operating properties and other capital assets	(29,945)	(21,313)
Net proceeds received from dispositions of real estate assets	141,440	—
Non-refundable deposits received for future dispositions	6,200	—

Net cash provided by (used in) investing activities	15,048	(76,660)

Cash flows from financing activities:
Distributions to noncontrolling interests in consolidated property partnerships	(6,380)	(7,226)
Dividends and distributions paid to common stockholders and common unitholders	(64,534)	(64,366)
Taxes paid upon net share settlement of restricted share units	(6,970)	(6,009)
Principal payments and repayments of secured debt	(1,600)	(1,539)
Repurchase of common stock	(72,671)	—
Financing costs	—	(100)

Net cash used in financing activities	(152,155)	(79,240)

Net increase (decrease) in cash and cash equivalents	13,588	(18,979)
Cash and cash equivalents, beginning of period	179,316	165,690
Cash and cash equivalents, end of period	$192,904	$146,711

KILROY REALTY CORPORATION
FUNDS FROM OPERATIONS
(unaudited; in thousands, except per share data)

	Three Months Ended March 31,
	2026	2025

Net (loss) income available to common stockholders	$(19,267)	$39,008
Adjustments:
Net loss (income) attributable to noncontrolling common units of the Operating Partnership	(185)	375
Net income attributable to noncontrolling interests in consolidated property partnerships	4,779	4,298
Depreciation and amortization of real estate assets	92,885	85,735
Gains on sales of depreciable operating properties	(23,525)	—
Impairment of real estate assets	61,778	—
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(7,619)	(7,106)
Funds From Operations (1)(2)(3)	$108,846	$122,310

Weighted average common shares/units outstanding – basic (4)	119,251	119,750
Weighted average common shares/units outstanding – diluted (5)	119,957	120,220

Funds From Operations per common share/unit – basic (2)	$0.91	$1.02
Funds From Operations per common share/unit – diluted (2)	$0.91	$1.02
 ________________________
(1)The Company calculates Funds From Operations available to common stockholders and common unitholders (“FFO”) in accordance with the 2018
Restated White Paper on FFO approved by the Board of Governors of Nareit. The White Paper defines FFO as net income or loss (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. The reconciling items include amounts to adjust earnings from consolidated partially-owned entities and equity in earnings of unconsolidated affiliates to FFO. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.
Management believes that FFO is a useful supplemental measure of the Company’s operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the
Company’s activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company’s FFO may not be comparable to all other REITs.
Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company’s performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing, and investing activities than the required GAAP presentations alone would provide.
FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations.
(2)Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.
(3)FFO available to common stockholders and unitholders includes amortization of deferred revenue related to tenant-funded tenant improvements of $3.2 million and $3.7 million for the three months ended March 31, 2026 and 2025, respectively.
(4)Calculated based on weighted average shares outstanding, including participating share-based awards (i.e., certain time-based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.
(5)Calculated based on weighted average shares outstanding, including participating and non-participating share-based awards, dilutive impact of contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding.